EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No.123 (R), “Share - Based Payment” and Statement of Financial Accounting Standards No.158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)”), relating to the financial statements and financial statement schedule of Scientific Games Corporation and Subsidiaries (the “Company”), and to our report dated March 1, 2007 which expresses an unqualified opinion relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Atlanta, Georgia
March 28, 2007